Exhibit 99.1

Vicarious Surgical Announces Leadership Transition:

Stephen From, Healthcare Industry Veteran, Appointed Chief Executive Officer

Adam Sachs, Co-Founder, to Remain on as President

WALTHAM, Mass. -- (BUSINESS WIRE) – July 31, 2025 -- Vicarious Surgical Inc. (NYSE: RBOT, RBOT WS) (the “Company”), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced the appointment of Stephen From as Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), effective August 7, 2025. Adam Sachs, current Chief Executive Officer, Co-Founder, and a member of the Board, will remain with the Company as President, Co-Founder, and a member of the Board in an operational capacity as a member of the Company’s leadership team.

Mr. From brings over 20 years of leadership in the healthcare and financial industry. He most recently served as CEO of Aruna Bio, guiding the company’s strategic direction and clinical advancement of its proprietary neural exosome platform. From October 2005 through February 2021, Mr. From served as President and CEO, and from February 2021 through January 2022 served as Executive Chairman of Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX), formerly known as EyeGate Pharmaceuticals, Inc., leading the company through its initial public offering and multiple acquisitions and licensing transactions in the ophthalmic therapeutics space.

Before EyeGate, Mr. From was CFO of Centelion SAS, then a biotech subsidiary of Sanofi-Aventis, and spent several years in investment banking, focusing on the life sciences sector at Bank of America Securities and Robertson Stephens. Mr. From holds a Bachelor of Science from the University of Western Ontario and earned his accounting designation from Wilfrid Laurier University

“I am honored to join the Vicarious Surgical team at this pivotal time in its evolution. The Company’s technology offers a significant advancement from today’s surgical approaches with the potential to transform modern surgery and improve outcomes for patients worldwide,” said Mr. From. “I look forward to working alongside this talented team and Board to advance our strategic priorities and deliver on the promise of this innovative platform.”

“It has been an incredible journey to lead Vicarious Surgical from its inception through pre-clinical testing, and I’m proud of all we’ve accomplished to date. As I transition into the role of President, I’m excited to welcome Stephen as our new CEO,” said Adam Sachs, current Chief Executive Officer, Co-Founder, and Board member. “I believe his leadership and experience are exactly what we need at this pivotal stage, and I look forward to working closely with him to advance our mission of transforming surgical care through innovative robotics.”

In connection with the appointment of Mr. From, the Company is also announcing, as required by New York Stock Exchange Listed Company Manual Rule 303A.08 (the “Inducement Rule”), a stock option award to be made to Mr. From as a material inducement to his entering into employment with the Company. The stock option award was approved by the Company’s Board and by its Compensation Committee with a grant date of August 7, 2025.

The stock option to be granted to Mr. From will be exercisable for up to 297,600 shares of the Company’s Class A common stock, will have an exercise price equal to the closing price of the Class A common stock on the date of grant, and will expire on the ten-year anniversary of the grant date. One-quarter of the stock options will vest and become exercisable on the one-year anniversary of the grant date, and the remainder of the stock options will vest in thirty-six equal consecutive, equal monthly installments thereafter, subject to Mr. From’s continued service to the Company through each vesting date and subject to accelerated vesting in certain circumstances. The stock option award will be made outside of the Company’s existing 2021 Equity Incentive Plan, as amended (the “Plan”), but will be subject to terms and conditions generally consistent with those in the Plan, other than with respect to such terms and conditions intended to comply with the Inducement Rule.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation surgical robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation, statements regarding the potential for the Company’s technology to improve patient outcomes, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of the Company’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of the Company’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s product candidates and services; the Company’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; economic downturns, political and market conditions and their potential to adversely affect the Company’s business, financial condition and results of operations; the Company’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in the Company’s filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Marissa Bych
Gilmartin Group
marissa@gilmartinir.com

ir@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com

Source: Vicarious Surgical Inc.